THIRD AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT AND WAIVER

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of August 19, 2005 (this “Amendment”), is by and among RED ROBIN INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), RED ROBIN GOURMET BURGERS, INC. (the “Parent”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (together with the Parent, each individually a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of May 20, 2003 (as previously amended and modified and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

WHEREAS, the Borrower has requested that the Required Lenders (on behalf of the Lenders) agree to amend the Consolidated Capital Expenditures covenant set forth in Section 5.9(e) of the Credit Agreement as set forth below;

WHEREAS, the Borrower has notified the Administrative Agent and the Lenders that Events of Default exist under the Credit Agreement as a result of (a) the Credit Parties’ failure to provide notice to the Administrative Agent of a new Domestic Subsidiary and failing to promptly join such Domestic Subsidiary (the “Non-Joined Subsidiary”) to the Credit Agreement as an Additional Credit Party as required pursuant to Section 5.10 of the Credit Agreement (the “Acknowledged Joinder Events of Default”), (b) the failure of certain financial statements and other information previously provided by the Borrower to the Administrative Agent and the Lenders to be prepared in accordance with GAAP, to be true and accurate in all material respects and to otherwise comply with the terms of Sections 3.1, 3.24 and 5.1, as more specifically described on Schedule A hereto (the “Acknowledged Financial Statement Events of Default”), (c) the default under the Borrower’s Ft. Collins Capital Lease with Captec (the “Captec Default”) resulting from the financial statement deficiencies described in clause (b) above and the Event of Default pursuant to Section 7.2(c) of the Credit Agreement resulting from the Captec Default (the “Acknowledged Cross-Default”) and (d) the Credit Parties’ failure to promptly notify the Administrative Agent of the Events of Default described in clauses (a), (b) and (c) above in accordance with the terms of Section 5.7(a) (such Event of Default, together with the Acknowledged Joinder Events of Default, the Acknowledged Financial Statement Events of

Default and the Acknowledged Cross-Default, collectively the “Acknowledged Events of Default”);

WHEREAS, the Borrower has requested that the Required Lenders agree to waive the Acknowledged Events of Default on a one-time basis; and

WHEREAS, the Required Lenders have agreed to such amendment and waiver, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AMENDMENT

1.1 Amendment to Section 5.9(e). The Consolidated Capital Expenditure limit for fiscal year 2005 set forth in Section 5.9(e) of the Credit Agreement is hereby increased to $100,000,000.

SECTION 2

WAIVER

2.1 Waiver of Events of Default.

Notwithstanding the provisions of the Credit Agreement to the contrary, the Lenders hereby waive, on a limited, one-time basis, the Acknowledged Events of Default; provided that, (a) with respect the Acknowledged Joinder Events of Default, the Non-Joined Subsidiary shall be joined to the Credit Agreement as an Additional Credit Party pursuant to the terms of Section 5.10 of the Credit Agreement within 30 days of the date of this Amendment and (b) with respect to the Acknowledged Cross-Default, the Borrower shall deliver to the Administrative Agent within 30 days of the date of this Amendment (or such extended period of time as the Administrative Agent may agree) an executed waiver with respect to the Captec Default, which waiver shall be in form and substance reasonably satisfactory to the Administrative Agent.

This Amendment shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (ii) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement in all other instances, (iii) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (iv) except as waived hereby with respect to the Acknowledged Events of Default, be deemed or construed to be a

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release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

SECTION 3

CLOSING CONDITIONS

3.1 Conditions Precedent. This Amendment shall become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Borrowers, the Guarantors and the Required Lenders.

(b) Expenses. Receipt by the Administrative Agent of all expenses of the Administrative Agent in connection with the arrangement, preparation, execution and delivery of this Amendment and all other outstanding expenses of the Administrative Agent, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.

SECTION 4

MISCELLANEOUS

4.1 Amended Terms. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Notification of Certain Events. In accordance with Sections 5.2(f) and 5.7(c), the Credit Parties hereby notify the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders hereby acknowledge receipt of such notification, of the events and circumstances described on Schedule B hereto.

4.3 Representations and Warranties of Credit Parties. Each Credit Party hereby represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

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(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) Both before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all respects as of the date hereof (except for those which expressly relate to an earlier date).

(e) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 9.14 and 9.17 of the Credit Agreement).

4.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	RED ROBIN INTERNATIONAL, INC., a Nevada corporation

	By:	/S/ KATHERINE L. SCHERPING
	Name: Title:	Katherine L. Scherping CFO

GUARANTORS:	RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation RED ROBIN WEST, INC., a Nevada corporation RED ROBIN DISTRIBUTING COMPANY, INC., a Colorado corporation WESTERN FRANCHISE DEVELOPMENT, INC., a California corporation

	By:	/S/ KATHERINE L. SCHERPING
	Name:	Katherine L. Scherping
	Title:	CFO of each of the foregoing Guarantors

RED ROBIN OF ANNE ARUNDEL COUNTY, INC.,

a Maryland corporation

RED ROBIN OF BALTIMORE COUNTY, INC.,

a Maryland corporation

RED ROBIN OF MONTGOMERY COUNTY, INC.,

a Maryland corporation

RED ROBIN OF HOWARD COUNTY, INC.,

a Maryland corporation

RED ROBIN OF CHARLES COUNTY, INC.,

a Maryland corporation

By:	/S/ KATHERINE L. SCHERPING
Name:	Katherine L. Scherping
Title:	CFO of each of the foregoing Guarantors

ADMINISTRATIVE AGENT
AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

	By:	/S/ RICHARD E. ANGLIN III
	Name:	Richard E. Anglin III
	Title:	Vice President

WELLS FARGO BANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Brenda M. Park
Name:	Brenda M. Park
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Thomas McCarthy
Name:	Thomas McCarthy
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alexandra Burke
Name:	Alexandra Burke
Title:	Principal

KEY BANK N.A., as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Michael F. Lapresi
Name:	Michael F. Lapresi
Title:	Managing Director

SCHEDULE A

TO

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

1.	As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004, the Company’s consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 have been restated from the amounts previously reported. The Company’s management determined that its previous methods of accounting for rent holidays and for leasehold improvements funded by landlord incentives or allowances under operating leases (tenant improvement allowances) were not in accordance with GAAP. (See Note 3 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K.)

2.	During the period ended July 10, 2005, the Company changed the manner in which it reports costs relating to complimentary team member meals. This change has no effect on net income. Historically, the Company has reported the complimentary portion of team member meals as restaurant revenues, with a corresponding expense reported in restaurant labor and general and administrative costs. The Company has now determined that the complimentary portion of team member meals should not have been recognized as revenues or costs and expenses. This change results in a decrease in restaurant revenues and a corresponding decrease in restaurant labor and general and administrative costs.

3.	During the period ended July 10, 2005, the Company determined that acquisitions of property and equipment on account, which were previously reported as a component of changes in operating assets and liabilities and purchases of property and equipment, should not have been reported in the statement of cash flows. Purchases of property and equipment acquired on account are now presented as supplemental disclosure of non-cash items.

SCHEDULE B

TO

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

1.	On August 11, 2005, the Company announced certain management changes, including the retirement of its former chairman, president and chief executive officer and the resignation of its former senior vice president and chief financial officer. These management changes followed an internal investigation conducted by a special committee of the Company’s board of directors relating to use of chartered aircraft and travel and entertainment expenses. The special committee, which retained independent counsel to conduct the investigation, identified various expenses by our former chief executive officer that were inconsistent with Company policies or that lacked sufficient documentation. The Company has notified the Securities and Exchange Commission of the internal investigation conducted by the special committee.

2.	On August 15, 2005, a purported class action complaint was filed in the United States District Court for the District of Colorado by Andre Andropolis on behalf of himself and all other purchasers of the Company’s common stock during the putative class period of November 8, 2004 through August 11, 2005 against the Company, our former chief executive officer and former senior vice president and chief financial officer. The complaint alleges violations of the Securities Exchange Act of 1934. According to the complaint, the defendants caused the Company’s shares to trade at artificially inflated levels by issuing a series of materially false and misleading statements regarding the Company’s financial statements and business prospects and by concealing improper self dealing by the Company’s former chief executive officer. The Company is aware that other law firms have recently issued press releases encouraging stockholders to participate in this lawsuit. The Company has not yet been served with the Andropolis complaint. The Company believes that the allegations against the Company contained in this lawsuit are without merit, and the Company intends to vigorously defend this lawsuit.

The Company cannot predict the outcome of the Andropolis lawsuit or what actions the Securities and Exchange Commission may take as a result of these matters. It is possible that the Company may be required to pay damages, settlement costs, legal costs or other amounts that may not be covered by insurance.

3.

The Company’s management conducted an evaluation, under the supervision and with the participation of its current chief executive officer and chief financial officer, of the effectiveness of the Company’s disclosure controls and procedures as of July 10, 2005. Based upon the evaluation and considering the results of the investigation conducted by the special committee of the board of directors, management concluded that the Company’s disclosure controls and procedures were effective. Management did, however, identify certain deficiencies related to the design and operation of certain company-level controls and related to the design and operation of certain accounting procedures. It is management’s opinion that the combination of these deficiencies resulted in a significant deficiency in internal controls that existed during the twenty-eight weeks ended July 10, 2005 and in prior periods. The deficiencies, and the corresponding remedial measures to be implemented by management, are described in further detail in “Item 4 – Controls and Procedures,” included in the Company’s Quarterly Report on Form 10-Q for the period ended July 10, 2005 (a draft of which is attached hereto).